SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2014

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Conditions

On May 8, 2014, The Priceline Group Inc. announced its financial results for the quarter ended March 31, 2014.  The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of The Priceline Group's unaudited consolidated balance sheet at March 31, 2014, unaudited consolidated statements of operations for the three months ended March 31, 2014 and unaudited consolidated statement of cash flows for the three months ended March 31, 2014, are included in the financial and statistical supplement attached to the press release.  The unaudited consolidated balance sheet at March 31, 2014, unaudited consolidated statements of operations for the three months ended March 31, 2014 and unaudited consolidated statement of cash flows for the three months ended March 31, 2014 shall be treated as "filed" for purposes of the Securities Exchange Act of 1934, as amended, but all other information in the press release shall be treated as "furnished."

Item 9.01.           Financial Statements and Exhibits

(d)    Exhibits

Exhibit    Description

99.1
Press release (which includes a financial and statistical supplement and related information) issued by The Priceline Group Inc. on May 8, 2014 relating to, among other things, its first quarter 2014 earnings. The unaudited consolidated balance sheet at March 31, 2014 and unaudited consolidated statement of operations for the three months ended March 31, 2014 and unaudited consolidated statement of cash flows for the three months ended March 31, 2014 shall be treated as "filed" for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as "furnished."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  May 8, 2014

EXHIBIT INDEX

Exhibit No.    Description

99.1
Press release (which includes a financial and statistical supplement and related information) issued by The Priceline Group Inc. on May 8, 2014 relating to, among other things, its first quarter 2014 earnings.